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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 13, 2001


                                 SPX CORPORATION
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)



         Delaware                       1-6948                   38-1016240
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(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                             700 Terrace Point Drive
                          Muskegon, Michigan 49443-3301
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                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (231) 724-5000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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              (Former name or address, if changed from last report)


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Item 5.        On March 12, 2001, SPX Corporation ("SPX") and United Dominion
               Industries Limited ("UDI") announced that they entered into a definitive agreement for SPX to acquire UDI in an all-stock transaction (the "Merger"). The Board of Directors of both companies unanimously approved the agreement. UDI shareholders will receive SPX shares based on a fixed exchange ratio of 0.2353 of an SPX share per UDI share. There is no collar on the fixed exchange ratio. SPX will also assume or refinance UDI debt. The transaction is expected to close during the second quarter of 2001.

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits

          (a)  Financial Statements

               The Report of Independent Auditors and the accompanying Financial Statements set forth in United Dominion Industries Limited's Annual Report on Form 40-F for the fiscal year ended December 31, 2000 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

          (b)  Pro Forma Financial Information

               The unaudited pro forma combined condensed financial statements and other financial data of SPX are attached hereto as Exhibit
               99.2 and are incorporated herein by reference.

          (c)  Exhibits

               The following Exhibits are included herein:

               Exhibit 23.1   Consent of Arthur Andersen LLP

               Exhibit 23.2   Consent of KPMG LLP

               Exhibit 99.1 Report of Independent Auditors and the accompanying Financial Statements set forth in United Dominion Industries Limited's Annual Report on Form 40-F for the fiscal year ended December 31, 2000.

               Exhibit 99.2 Unaudited pro forma combined condensed financial statements and other financial data of SPX.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 13, 2001

                                           SPX CORPORATION


                                           By: /s/ Christopher J. Kearney
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                                              Christopher J. Kearney
                                              Vice President, Secretary and
                                              General Counsel